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                                                                   Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to Regal Cinemas, Inc. Participant Stock Option Plan, Regal Cinemas, Inc. Employee Stock Option Plan, 1993 Employee Stock Incentive Plan and the 1998 Stock Purchase and Option Plan for Key Employees of Regal Cinemas, Inc. and to the incorporation by reference therein of our reports dated July 2, 1997 (with respect to the consolidated financial statements of Cobb Theatres, L.L.C. for the year ended December 31, 1996) and October 23, 1996 (with respect to the consolidated financial statements of Cobb Theatres, L.L.C. for the years ended August 31, 1996 and 1995) included in its Annual Report (Form 10-K) for the fiscal year ended January 1, 1998, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Birmingham, Alabama
May 14, 1998